POWER OF ATTORNEY

	Each person whose signature appears below hereby consitutes and appoints the Secretary and Assistant Secretaries of Federated Enhanced Treasury Income Fund ("Trust") and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on From N-2, relating to the proposed establishment of the Trust, and any amendments to the Registration Statement, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virture thereof.


SIGNATURES			TITLE			DATE
/s/John T. Conroy, Jr.		Trustee			September 19, 2007